As filed with the Securities and Exchange Commission on May 28, 2003

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2003

                         Darling International Inc.
 (Exact name of Registrant as specified in its charter)

Delaware	000-24620	36-2495346
(State of Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification No.)

251 O'Connor Ridge Blvd., Suite 300, Irving, Texas		75038
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 972.717.0300

Item 5. Other Events.

On May 28, 2003, Darling International Inc. (the "Company") announced that it is exploring its strategic alternatives to enhance shareholder value and liquidity at the direction of the Company's Board of Directors. To assist in this process, the Company has engaged BMO Nesbitt Burns, a Chicago-based investment banking firm, specializing in food and agribusiness. A copy of the Company's press release announcing the foregoing has been filed as Exhibit 99.1 to this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

99.1 Press Release dated May 28, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.

Dated: May 28, 2003	By:	/s/ John O. Muse
John O. Muse
Executive Vice President - Finance and Administration

EXHIBITS INDEX
Exhibit Number	Description
99.1	Press Release dated May 28, 2003.